Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Reports First Quarter Results

Overland Park, KS, Apr. 22, 2008 — Waddell & Reed Financial, Inc. (NYSE: WDR) reported first quarter net income of $28.3 million, or $0.33 per diluted share compared to net income of $35.1 million, or $0.42 per diluted share in the fourth quarter of 2007 and net income of $28.7 million, or $0.35 per diluted share in last year’s first quarter.

Business Discussion

Management commentary

“The market environment during the first quarter of 2008 was very challenging,” said Hank Herrmann, Chief Executive Officer of Waddell & Reed Financial, Inc.  “Flows remained very strong.  Sales in both our Advisors and Wholesale channels rose to record high levels.  A combination of factors — some of a one time nature — including commission costs stemming from high sales volume, performance bonuses, lower investment income and negative market action — kept our earning and operating margin under pressure.”

“Our strong inflows reflect our continued focus on enhancing our distribution and the superior investment performance delivered by our investment management team,” continued Herrmann.  “We were recognized by Barron’s, who named the Advisors Funds family ‘Best Mutual Fund Family of 2007’, and Lipper, who recognized the Waddell & Reed Advisors funds as best Overall Fund Family in the small firm category and the Ivy Funds as top family in the Mixed Asset category for small firms.”

Advisors channel

Gross sales during the quarter were $1.0 billion, a 5% increase over the preceding quarter and an increase of 34% compared to the same period in 2007.  Net flows were positive at $133 million compared to net outflows of $2 million and $106 million during the fourth and first quarters of 2007, respectively.   Sales per advisor of $351 thousand increased 5% sequentially and 39% compared to the same period last year.

These results were very encouraging considering the challenging equity market backdrop.  Positive flows in a difficult equity market are unprecedented in our Advisors channel, which speaks very positively about our success in revitalizing this channel; our Advisors channel has never been stronger.

Wholesale channel

Gross sales have once again surpassed most optimistic expectations.  Reaching $5.4 billion, sales grew 36% sequentially and 316% compared to last year’s first quarter.  Net flows of $4.3 billion represent an unprecedented 80% annualized organic growth rate.  Sales were concentrated in our Ivy Asset Strategy and Ivy Global Natural Resources funds, but the Ivy Large Cap Growth, Ivy Capital Appreciation and Ivy Science & Technology funds continue to see important daily flows, on average, in excess of $1 million each per day.

In April, we launched the new Ivy Global Strategic Income fund, a global fixed-income mutual fund designed to expand bond investors’ horizons beyond the United States.  This fund has the flexibility to invest in any bond sector, country, rating category, maturity, or currency, as well as to potentially invest up to 20% of its assets in equities globally.  This will allow investors to tap into global fixed income investment opportunities and further diversify their portfolios with global bonds.

Institutional channel

Gross sales of $696 million during the quarter were driven by our subadvisory relationship with Pictet & Cie.  There has been material improvement in the pipeline in several different investment styles and our existing defined benefit business is very stable at present.  We subadvise a total of $3.9 billion of other firm’s mutual funds, and accordingly, routinely experience redemptions and sales of these retail products.

Management Fee Revenue Analysis

Average assets increased by 2% on a sequential quarter basis and 29% compared to last year’s first quarter.  Strong sales volume and positive market action in 2007 were responsible for higher asset levels.

The effective management fee rate declined slightly to 65.3 basis points in the current quarter compared to 66.9 basis points in the fourth quarter and 68.4 basis points in last year’s first quarter.  The decline in our effective management fee rate is due to a mix-shift in assets under management.

Underwriting and Distribution Revenue and Expense Analysis

Advisors channel

On a sequential basis, revenues were pressured by lower variable annuity sales volume and lower asset-based fees, and partially offset by higher class A share sales.  Direct expenses declined, consistent with weaker variable annuity sales volume and lower asset levels while indirect expenses remained almost unchanged.

Compared to last year’s first quarter, the increase in revenues is attributable to a combination of higher variable annuity sales volume (though lower than in the fourth quarter of 2007) and higher asset allocation product sales.  Direct expenses rose on higher sales volume while indirect expenses rose on higher recruiting, support and marketing costs.

Wholesale channel

Sequentially, the increase in revenues is largely attributable to higher asset-based service and distribution fees, driven by higher average assets under management.  Direct expenses rose on higher sales volume while indirect expenses increased slightly on higher sales support costs.

Compared to last year’s first quarter, revenues rose on higher asset-based service and distribution costs while direct expenses increased on higher sales volume.  Indirect expenses rose at a more moderate pace due to additional marketing and business travel costs and higher compensation costs.

Operating Expense Analysis

On a sequential quarter basis, the increase in operating costs is almost equally due to higher underwriting and distribution costs and compensation and related costs.  The increase in underwriting and distribution costs were was discussed above.  Compensation and related costs rose on higher incentive bonus payments for the investment management staff.  Incentive compensation for our investment management staff is highly correlated to investment performance.  Our investment performance was outstanding for both the 1- and 3-year periods and meaningfully better than projected, resulting in further adjustments in compensation expense and related payroll taxes.

Compared to the same quarter last year, the increase was largely due to higher underwriting and distribution costs as discussed above.  The remainder of the increase was due to higher compensation and related costs and to a lesser extent to higher general and administrative costs and higher subadvisory fees.  Compensation and related costs rose on higher incentive compensation and related payroll taxes and to a lesser degree, higher compensation costs related to higher headcount and annual merit increases.  General and administrative costs rose on a combination of higher technology and fund-related costs.  Subadvisory fees rose on higher levels of subadvised assets under management.

Subadvised average assets under management were $11.6 billion in the current quarter, compared to $12.0 billion and $8.7 billion for the fourth and first quarters of 2007, respectively.

Operating Margin

Our operating margin declined to 19.7% compared to 22.0% in the previous quarter and 24.2% in the first quarter of 2007.  As noted above, the decline in the current quarter is primarily due to lower investment management fees caused by a mix shift in our assets under management and one less day in the quarter, higher distribution costs related to robust sales in our Wholesale channel and higher incentive compensation for our investment management staff.  Compared to the first quarter of 2007, the decline is due to higher distribution and incentive costs, as noted above, higher general and administrative costs to support our growth and higher subadvisory costs.

Other

Investment and other income was lower in the current quarter as the fourth quarter’s results contained seasonally higher capital gains, dividend income and gains on sale of certain of our mutual fund investments and higher earnings from our mutual fund trading portfolio.

Balance Sheet Information

Cash and cash equivalents and investment securities are $235 million (excluding $120 million held for the benefit of customers segregated in compliance with federal and other regulations).  We have no short-term borrowings against our money market loan program or our $200 million credit facility.

Stockholders’ equity is $374 million and there were 85.9 million shares outstanding.  During the quarter, we repurchased 1.0 million shares on the open market or privately at an aggregate cost of $31.7 million.

On April 2, 2008, we issued shares of restricted stock in accordance with our annual restricted stock grant program.  The 2008 grant resulted in the issuance of an additional 1.4 million shares of restricted stock, 265,000 of which were granted on December 31, 2007.  These shares, like those issued in previous years, will vest over the next four years.

Unaudited Schedule of Operating Data

(Amounts in thousands, except for per share data)	2007				2008
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Operating Revenues:
Investment management fees	$82,860	$89,383	$94,806	$105,296	$102,972
Underwriting and distribution fees	84,016	88,556	92,168	106,345	106,111
Shareholder service fees	22,623	23,347	23,678	24,476	24,986
Total operating revenues	189,499	201,286	210,652	236,117	234,069
Operating Expenses:
Underwriting and distribution	94,397	99,528	105,604	122,745	124,777
Compensation and related costs	26,932	28,312	28,760	31,901	34,346
General and administrative	10,083	11,840	12,745	13,819	13,833
Subadvisory fees	9,215	10,638	11,459	12,532	11,834
Depreciation	3,043	3,062	3,167	3,140	3,140
Total operating expenses	143,670	153,380	161,735	184,137	187,930
Operating Income:	45,829	47,906	48,917	51,980	46,139
Investment and other income	2,480	2,609	4,831	6,532	2,186
Interest expense	(2,984)	(2,982)	(2,984)	(2,974)	(2,978)
Income before taxes	45,325	47,533	50,764	55,538	45,347
Provision for taxes	16,598	17,827	18,797	20,441	17,006
Net Income	$28,727	$29,706	$31,967	$35,097	$28,341
Net income per share- diluted	0.35	0.36	0.39	0.42	0.33
Weighted average shares outstanding - diluted	82,803	82,323	82,099	83,676	84,964
Operating margin	24.2%	23.8%	23.2%	22.0%	19.7%

Underwriting and Distribution
(Amounts in thousands)	2007				2008
Advisors Channel	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Revenues	$56,807	$57,839	$57,728	$65,836	$61,677
Expenses
Direct	39,340	40,173	39,539	44,461	42,712
Indirect	20,775	20,057	21,145	22,800	22,616
Total expenses	$60,115	$60,230	$60,684	$67,261	$65,328
Margin	-5.8%	-4.1%	-5.1%	-2.2%	-5.9%
Wholesale Channel (Third-Party)
Revenues	$12,968	$15,609	$19,271	$25,343	$30,345
Expenses
Direct	16,951	20,025	25,340	35,253	39,595
Indirect	5,001	6,158	6,304	6,820	7,252
Total expenses	$21,952	$26,183	$31,644	$42,073	$46,847
Wholesale Channel (Legend)
Revenues	$14,241	$15,108	$15,169	$15,166	$14,089
Expenses
Direct	9,478	10,165	10,158	10,046	9,423
Indirect	2,852	2,950	3,118	3,365	3,179
Total expenses	$12,330	$13,115	$13,276	$13,411	$12,602
Consolidated Total
Revenues	$84,016	$88,556	$92,168	$106,345	$106,111
Expenses
Direct	65,769	70,363	75,037	89,760	91,730
Indirect	28,628	29,165	30,567	32,985	33,047
Total expenses	$94,397	$99,528	$105,604	$122,745	$124,777

Changes in Assets Under Management

(Amounts in millions)	2007				2008
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Advisors Channel
Beginning assets	$29,905	$30,427	$32,153	$34,069	$34,562
Sales (net of commissions)	783	866	902	1,000	1,048
Redemptions	(915)	(1,027)	(922)	(965)	(917)
Net sales	(132)	(161)	(20)	35	131
Net exchanges	(39)	(46)	(67)	(29)	(67)
Reinvested dividends & capital gains	65	108	80	(8)	69
Net flows	(106)	(99)	(7)	(2)	133
Market action	628	1,825	1,923	495	(2,620)
Ending assets	$30,427	$32,153	$34,069	$34,562	$32,075

Wholesale Channel
Beginning assets	$10,819	$11,996	$14,247	$17,405	$21,537
Sales (net of commissions)	1,300	1,703	2,500	3,967	5,413
Redemptions	(596)	(635)	(701)	(863)	(1,171)
Net sales	704	1,068	1,799	3,104	4,242
Net exchanges	37	45	65	27	65
Reinvested dividends & capital gains	12	35	18	(89)	6
Net flows	753	1,148	1,882	3,042	4,313
Market action	424	1,103	1,276	1,090	(1,318)
Ending assets	$11,996	$14,247	$17,405	$21,537	$24,532

Institutional Channel
Beginning assets	$7,677	$7,315	$7,564	$7,908	$8,769
Sales (net of commissions)	353	137	282	1,111	696
Redemptions	(899)	(319)	(542)	(368)	(365)
Net sales	(546)	(182)	(260)	743	331
Net exchanges	0	0	0	0	0
Reinvested dividends & capital gains	28	28	24	25	27
Net flows	(518)	(154)	(236)	768	358
Market action	156	403	580	93	(842)
Ending assets	$7,315	$7,564	$7,908	$8,769	$8,285

Consolidated Total
Beginning assets	$48,401	$49,738	$53,964	$59,382	$64,868
Sales (net of commissions)	2,436	2,706	3,684	6,078	7,157
Redemptions	(2,410)	(1,981)	(2,165)	(2,196)	(2,453)
Net sales	26	725	1,519	3,882	4,704
Net exchanges	(2)	(1)	(2)	(2)	(2)
Reinvested dividends & capital gains	105	171	122	(72)	102
Net flows	129	895	1,639	3,808	4,804
Market action	1,208	3,331	3,779	1,678	(4,780)
Ending assets	$49,738	$53,964	$59,382	$64,868	$64,892

Supplemental Information

	2007				2008
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Redemption rates - long term assets
Advisors	9.8%	10.0%	8.8%	8.0%	8.4%
Wholesale	21.0%	18.8%	17.9%	17.3%	20.6%
Institutional	48.0%	17.0%	28.4%	17.4%	17.5%
Total	18.4%	13.3%	14.1%	12.2%	14.0%

Sales per advisor (000s)
Total	252	305	296	334	351
2+ Years	371	434	439	505	548
0 to 2 Years	77	102	91	94	100

Gross production per advisor (000s)	16.1	15.9	15.2	17.4	17.2

Number of advisors	2,171	2,175	2,273	2,293	2,235

Number of shareholder accounts (000s)	2,969	3,047	3,142	3,275	3,432

Number of shareholders (000s)	663	688	696	720	757

Fund Rankings

Lipper
Equity funds	1 Year	3 Years	5 Years
Top quartile	56%	60%	44%
Top half	82%	76%	71%

Equity assets
Top quartile	67%	85%	77%
Top half	93%	92%	87%

All funds
Top quartile	50%	53%	35%
Top half	80%	75%	63%

All assets
Top quartile	65%	80%	71%
Top half	93%	92%	82%

MorningStar
% of funds with 4 or 5 stars
Equity funds	41%	46%	40%
All funds	31%	36%	30%

% of assets with 4 or 5 stars
Equity funds	79%	77%	76%
All funds	72%	70%	68%

Earnings Conference Call

Stockholders, members of the investment community and the general public are invited to listen to a live Web cast of our earnings release conference call today, Apr. 22, 2008 at 10:00 a.m. Eastern.  During this call, Henry J. Herrmann, CEO, will review our first quarter results.  Live access to the teleconference will be available on the “Corporate” section of our Web site at www.waddell.com.  A Web cast replay will be made available shortly after the call through April 30th.

Web site Resources

We invite you to visit the “Corporate” section of our Web site at www.waddell.com under the caption “Data Tables” to review supplemental information schedules.

Contacts

Investor Contact:

Nicole McIntosh, Director of Investor Relations, (913) 236-1880, nmcintosh@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.

Past performance is no guarantee of future results.  Please invest carefully.

About the Company

Waddell & Reed, Inc., founded in 1937, is one of the oldest mutual fund complexes in the United States, having introduced the Waddell & Reed Advisors Group of Mutual Funds in 1940. Today, we distribute our investment products through the Waddell & Reed Advisors channel (our network of financial advisors), our Wholesale channel (encompassing broker/dealer, retirement, registered investment advisors as well as the activities of our Legend subsidiary), and our Institutional channel (including defined benefit plans, pension plans and endowments, as well as the activities of ACF and our subadvisory partnership with Mackenzie in Canada).

Through its subsidiaries, Waddell & Reed Financial, Inc. provides investment management and financial planning services to clients throughout the United States. Waddell & Reed Investment Management Company serves as investment advisor to the Waddell & Reed Advisors Group of Mutual Funds, W&R Target Funds, Inc. and Waddell & Reed InvestEd Portfolios, Inc., while Ivy Investment Management Company serves as investment advisor to Ivy Funds, Inc. and the Ivy Funds portfolios. Waddell & Reed, Inc. serves as principal underwriter and distributor to the Waddell & Reed Advisors Group of Mutual Funds, W&R Target Funds, Inc. and Waddell & Reed InvestEd Portfolios, Inc., while Ivy Funds Distributor, Inc. serves as principal underwriter and distributor to Ivy Funds, Inc. and the Ivy Funds portfolios.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding our business and industry in general.  These forward-looking statements include all statements, other than statements of historical fact, regarding our financial position, business strategy and other plans and objectives for future operations, including statements with respect to revenues and earnings, the amount and composition of assets under management, distribution sources, expense levels, redemption rates and the financial markets and other conditions.  These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature.  Readers are cautioned that any forward-looking information provided by or on behalf of the Company is not a guarantee of future performance.  Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to those discussed below.  If one or more events related to these or other risks, contingencies or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected.  Certain important factors that could cause actual results to differ materially from our expectations are disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2007, which include, without limitation:

•                  Loss of existing distribution channels or inability to access new distribution channels;

•                  A reduction in assets under our management on short notice, through increased redemptions in our distribution channels or our Funds, particularly those Funds with a high concentration of assets, or investors terminating their relationship with us or shifting their funds to other types of accounts with different rate structures;

•                  Investors’ failure to renew our investment management or subadvisory agreements, or the terms of any such renewals being on unfavorable terms;

•                  A decline in the securities markets or in the relative investment performance of our Funds and other investment portfolios and products as compared to competing funds;

•                  A decline in the relative investment performance of our Funds and other investment portfolios and products as compared to competing offerings; and

•                  The unsuccessful implementation of new information systems or such implementations not being timely or cost effective.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings we make with the Securities and Exchange Commission, including the information in Item 1 “Business” and Item 1A “Risk Factors” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to our Annual Report on Form 10-K for the year ended December 31, 2007 and as updated in our quarterly reports on Form 10-Q for the year ending December 31, 2008.  All forward-looking statements speak only as the date on which they are made and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.